Exhibit 10.9

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of October __, 2021 among PROOF Acquisition Corp I., a Delaware corporation (the “Company”), PROOF Acquisition Sponsor I, LLC, a Delaware series limited liability company (the “Sponsor”), and [___] (the “Purchaser”).

RECITALS

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more yet to be identified businesses (a “Business Combination”);

WHEREAS, the Company is in the process of registering securities with the U.S. Securities and Exchange Commission (the “SEC”) on a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”, and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and redeemable warrants, the terms of which are set forth in the prospectus relating to the IPO (the “Warrants,” and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, proceeds from the IPO in an aggregate amount equal to the aggregate gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, the Sponsor and the Purchaser will purchase, in a private placement that will close simultaneously with the IPO Closing, warrants which are identical to the Warrants except that they will be non-redeemable (except under certain limited circumstances) and exercisable on a cashless basis so long as they are held by the Sponsor, the Purchaser, or their respective permitted transferees (the “Private Placement Warrants”), for a purchase price of $1.00 per Private Placement Warrant;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Purchaser shall subscribe for and purchase from the Company (i) shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock” and collectively with the shares of Class A Common Stock, the “Common Stock”) (the “Founder Shares”) and (ii) Private Placement Warrants to be issued at the IPO Closing and Over-allotment Closing (as defined below), if applicable (together with the Founder Shares, the “Subscribed Securities”);

WHEREAS, the Company and the Sponsor have entered into or intend to concurrently with this Agreement enter into agreements (collectively, the “Subscription Agreements”) in the form of this Agreement with certain affiliates of the Purchaser (together with the Purchaser, the “Subscribing Parties”) for the purchase of Founder Shares and Private Placement Warrants as set forth therein; and

WHEREAS, the Company, the Sponsor, and the Subscribing Parties intend for the purchase of Founder Shares and Private Placement Warrants as set forth herein to be made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises, representations, warranties, and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.            Sale and Purchase.

a.            Securities. Subject to the terms and conditions hereof, the Purchaser hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, (i) the number of Private Placement Warrants set forth on Schedule A hereto for the aggregate purchase price set forth on Schedule A hereto (the “Initial Warrant Purchase Price”) and (ii) the number of Founder Shares set forth on Schedule A hereto for the aggregate purchase price set forth on Schedule A hereto (the “Initial Founder Share Purchase Price,” and together with the Initial Warrant Purchase Price, the “Initial Purchase Price”).

b.            Notification of Effective Date and IPO Closing Date. The Company shall notify the Purchaser in writing of (i) the anticipated date of the effectiveness of the Registration Statement (the “Effective Date”) at least three (3) Business Days (as defined below) prior to the Effective Date and (ii) the anticipated date of the IPO Closing (the “IPO Closing Date”) at least three (3) Business Days prior to the IPO Closing Date (the “Closing Notice”). As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

c.            IPO Closing Date. On the IPO Closing Date and concurrently with the IPO Closing, Purchaser shall remit the Initial Purchase Price to the Company, by wire transfer of immediately available funds or other means approved by the Company to an account specified by the Company in the Closing Notice (which account shall not be an escrow account) against delivery of the Subscribed Securities as set forth in Section 3, it being understood that Purchaser shall not be required to remit the Initial Purchase Price until it has received evidence of the issuance of the Subscribed Securities as set forth in Section 3.

d.            Over-Allotment Option. If the underwriters’ over-allotment option in connection with the IPO (the “Over-allotment Option”) is exercised, the Purchaser agrees to purchase up to that number of additional Founder Shares and Private Placement Warrants as indicated on Schedule A. The Company shall notify the Purchaser in writing of the anticipated date of each closing of the exercise of the Over-allotment Option, if any (each, an “Over-allotment Closing”), at least three (3) Business Days prior to the Over-allotment Closing (each, an “Over-allotment Notice”). On the date of the Over-allotment Closing (the “Over-allotment Closing Date”) and concurrently with the Over-allotment Closing, Purchaser shall remit the purchase price for the additional Founder Shares and Private Placement Warrants to the Company, by wire transfer of immediately available funds or other means approved by the Company to an account specified by the Company in the Over-allotment Notice (which account shall not be an escrow account) against delivery of such additional Founder Shares and Private Placement Warrants as set forth in Section 3, it being understood that Purchaser shall not be required to remit the purchase price for such securities until it has received evidence of the issuance of the additional Founder Shares and Private Placement Warrants as set forth in Section 3.

2.            Closing Conditions. The Purchaser’s obligation to purchase the Subscribed Securities and the Company’s obligation to sell the Subscribed Securities to the Purchaser on the IPO Closing Date and the Over-allotment Closing Date, if applicable, is conditioned upon satisfaction of the following conditions precedent (any or all of which may be waived by the Company, the Sponsor, and the Purchaser in its sole discretion with respect to the other parties’ conditions):

a.            no legal, administrative, or regulatory action, suit, or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement;

b.            the representations and warranties of the Company, the Sponsor, and the Purchaser, contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the IPO Closing Date or the Over-allotment Closing Date, as applicable, as if made on such applicable date; and

c.            in the case of the Company and the Sponsor, each Subscribing Party other than the Purchaser shall have, on the IPO Closing Date or the Over-allotment Closing Date, as applicable, concurrently consummated its subscription under its respective Subscription Agreement.

3.            Delivery of Securities.

a.            Delivery. On the IPO Closing Date and, if applicable, the Over-allotment Closing Date, the Company shall issue to the Purchaser the number of Subscribed Securities set forth on Schedule A hereto, and shall register the Purchaser as the owner of such Subscribed Securities with the Company’s transfer agent by book entry upon the purchase thereof and provide to Purchaser evidence from the transfer agent of the issuance of such Subscribed Securities on and as of the IPO Closing Date or, if applicable, the Over-allotment Closing Date.

b.            Restricted Securities. The Purchaser acknowledges that the Subscribed Securities, and any securities of the Company that may be distributed to the Purchaser on account of the Subscribed Securities (collectively, the “Securities”), will be subject to restrictions on transfer as set forth in this Agreement. Each register and book entry for the Securities shall contain a notation and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend (the “Restrictive Legend”), in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBSCRIPTION AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

4.             Restrictive Legend Removal. Following the expiration of the transfer restrictions set forth in this Agreement, if the Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or if all or a portion of the Securities are registered for resale under the Securities Act pursuant to a shelf registration statement, then at the Purchaser’s written request, the Company will use commercially reasonable efforts to cause the Company’s transfer agent to remove the Restrictive Legend, subject to compliance by the Purchaser with the reasonable and customary procedures for such removal required by the Company or its transfer agent. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates, and directions required by the transfer agent that authorize and direct the transfer agent to issue the Securities without any Restrictive Legend.

5.             Registration Rights. On the Effective Date, the Company shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor, the Subscribing Parties, and certain other parties thereto, in substantially the form provided to the Purchaser prior to the date hereof. The Registration Rights Agreement shall provide the Purchaser with registration rights with respect to the Subscribed Securities that are no less favorable to the Purchaser than the registration rights of the Sponsor set forth therein.

6.             Potential Forfeiture. The Purchaser agrees that if, in connection with a Business Combination, the Sponsor decides (i) to forfeit, transfer to a third Person, exchange, subject to transfer, vesting, or conditional forfeiture provisions or amend the terms of all or any portion of the Founder Shares or the Private Placement Warrants (or the Sponsor’s membership interests representing an interest in any of the foregoing) or (ii) to enter into any other arrangements with respect to the Founder Shares or the Private Placement Warrants (or the Sponsor’s membership interests representing an interest in any of the foregoing) (each, a “Change in Investment”), then such Change in Investment shall apply pro rata to the Purchaser and the Sponsor based on the relative number of Founder Shares or Private Placement Warrants to be held by each on the Business Combination Closing (as defined below), provided any such Change in Investment shall apply to no more than 33% of the Founder Shares or 33% of the Private Placement Warrants acquired by the Purchaser hereunder without the Purchaser’s prior written consent. The Purchaser agrees to take all steps and execute all agreements as may be necessary or reasonably requested by the Sponsor and the Company to effectuate a Change in Investment on the same terms as applicable to the Sponsor, subject to the foregoing limitation and provided that Purchaser shall not be required to enter into any voting agreement with respect to its Founder Shares.

7.             Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

a.            Organization and Power. The Purchaser is organized, existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

b.            Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c.            Governmental Consents and Filings. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any Federal, state, or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules, or regulations.

d.            Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of its organizational documents, (ii) under any instrument, judgment, order, writ, or decree to which it is a party or by which it is bound, (iii) under any note, indenture, or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract, or purchase order to which it is a party or by which it is bound or (v) under any provision of Federal or state statute, rule, or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

e.            Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any Federal or state securities laws. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement, or arrangement with any Person (other than the Company) to sell, transfer, or grant participations to any Person or to any third Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, or any government or any department or agency thereof.

f.             Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs, and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management, the Sponsor, and affiliates thereof.

g.            Restricted Securities. The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from the registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities except pursuant to the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company will confidentially submit the Registration Statement for its proposed IPO. The Purchaser understands that the offering of Securities and transactions contemplated hereunder are not and are not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to its purchase of Securities hereunder.

h.            No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has not made any assurances that a public market will ever exist or be maintained for the Securities.

i.             High Degree of Risk. The Purchaser understands that the purchase of the Subscribed Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

j.             Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

k.            No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders, or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

l.             Place of Investment Decision. The Purchaser’s investment decision was made in the office or offices located at the address of the Purchaser set forth on the signature page hereof.

m.           Adequacy of Financing. The Purchaser will, when funds are due hereunder, have sufficient funds to satisfy its obligations under this Agreement.

n.            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Agreement and in any certificate or other agreement delivered pursuant hereto, none of the Purchaser nor any Person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes, or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company and the Sponsor in this Agreement and in any certificate or other agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any Person on behalf of the Company, or any of the Company’s affiliates (collectively, the “Company Parties”) or by the Sponsor, any Person on behalf of the Sponsor or any of the Sponsor’s affiliates (collectively, the “Sponsor Parties”) with respect to the transactions contemplated hereby.

8.            Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

a.            Organization and Corporate Power. The Company is incorporated, existing, and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

b.            Capitalization. The authorized share capital of the Company is as set forth in the Registration Statement.

c.            Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Subscribed Securities, has been taken on or prior to the date hereof. All action on the part of the stockholders, directors, and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the issuance and delivery of the Subscribed Securities has been taken on or prior to the date hereof. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

d.           Valid Issuance of Securities.

i.              The Subscribed Securities, when issued, sold, and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and fully paid, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances, and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable Federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 8.f. below, the Subscribed Securities will be issued in compliance with all applicable Federal and state securities laws, rules, and regulations.

ii.             No “bad actor” disqualifying event described in Rule 506(d)(1)(i) through (viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii through iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

e.            IPO. The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

f.             Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any Federal, state, or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

g.            Compliance with Other Instruments. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the certificate of incorporation, bylaws, or other governing documents of the Company, (ii) under any instrument, judgment, order, writ, or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture, or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract, or purchase order to which the Company is a party or by which it is bound or (v) under any provision of Federal or state statute, rule, or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

h.            Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities.

i.             Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee, or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any foreign or domestic government official or employee.

j.             Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. federal anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the USA Patriot Act of 2001, and the rules and regulations thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

k.            Absence of Litigation. There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization, or other regulatory body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as officers or directors of the Company.

l.             No General Solicitation. Neither the Company nor any of its officers, directors, employees, agents, or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Subscribed Securities.

m.           Non-Public Information. The Company represents and warrants that none of the information conveyed to the Purchaser in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement.

n.            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 8 and in any certificate or other agreement delivered pursuant hereto, none of the Company Parties has made, makes, or shall be deemed to make any other express or implied representation or warranty with respect to the Company or the offering of Securities hereunder, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 7 of this Agreement and in any certificate or other agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

9.            Representations and Warranties of the Sponsor. The Sponsor represents and warrants as follows:

a.            Organization and Power. The Sponsor is organized, existing, and in good standing as a series limited liability company under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

b.            Authorization. The Sponsor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Sponsor, will constitute the valid and legally binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c.            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 9 and in any certificate or other agreement delivered pursuant hereto, none of the Sponsor Parties has made, makes, or shall be deemed to make any other express or implied representation or warranty with respect to the Sponsor or the offering of Securities hereunder, and the Sponsor Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 7 of this Agreement and in any certificate or other agreement delivered pursuant hereto, the Sponsor Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

d.            Sponsor Minimum Investment. The Sponsor and any of its affiliates shall purchase at least eighty percent (80%) of the Private Placement Warrants offered by the Company in connection with the IPO which are not purchased by the Subscribing Parties.

10.          Additional Agreements and Acknowledgements of the Parties.

a.            Transfer Restrictions. The Purchaser agrees that, except for Transfers (as defined below) to third parties required pursuant to Section 6 above and except as set forth in Section 10.c. below, it shall not Transfer (i) any Founder Shares until the earlier of (A) one year after the closing of the Business Combination (the “Business Combination Closing”) and (B) the date following the Business Combination Closing on which the Company completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities, or other property or (ii) any Private Placement Warrants (or any shares of Common Stock issuable upon exercise of the Private Placement Warrants) until 30 days after the Business Combination Closing. Notwithstanding the foregoing, if subsequent to the Business Combination Closing, the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Business Combination Closing, the Founder Shares shall be released from the lockup referenced in this Section 10.a.

b.            IPO Lockup. During the period commencing on the effective date of the prospectus relating to the IPO and ending 180 days after such date, the Purchaser shall not, without the prior written consent of the Company, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any Common Stock, Founder Shares, Warrants or Private Placement Warrants, or any securities convertible into, or exercisable, or exchangeable for, Common Stock, Founder Shares, Warrants or Private Placement Warrants or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, Founder Shares, Warrants or Private Placement Warrants, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, Founder Shares, Warrants or Private Placement Warrants or other securities, in cash or otherwise; provided, however, that the foregoing shall not apply (i) to the forfeiture by the Purchaser of any Founder Shares pursuant to their terms or (ii) to any Public Units (or the Public Shares and Public Warrants comprising such Public Units) acquired by the Purchaser in the IPO or in the open market following the IPO.

c.            Permitted Transferees. Notwithstanding Section 10.a., Transfers of the Securities are permitted to the following individuals and entities (each a “Permitted Transferee”):

i.             To the Company’s initial stockholders, officers, or directors, any members of the Sponsor or its affiliates, any affiliates of the Sponsor, or any employees of the Sponsor, or any employees of such affiliates;

ii.            In the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such Person or to a charitable organization;

iii.           In the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

iv.           In the case of an individual, pursuant to a qualified domestic relations order;

v.            By private sales or transfers made in connection with the completion of a Business Combination at prices no greater than the price at which the Founder Shares, the Private Placement Warrants, or Class A common stock, as applicable, were originally purchased;

vi.           As distributions to limited partners or members of the Purchaser;

vii.          By virtue of the laws of the State of Delaware or of the Purchaser’s organizational documents upon liquidation or dissolution of the Purchaser;

viii.         To the Company for no value for cancellation in connection with the completion of the Business Combination;

ix.            In the event of the Company’s liquidation prior to the completion of the Business Combination;

x.             To the Purchaser’s affiliates, to any investment fund or other Person controlled or managed by the Purchaser, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor or to any investment fund or other Person controlled or managed by such Persons; and

xi.            In the event of the Company’s liquidation, merger, stock exchange, reorganization, or other similar transaction which results in all of the Company’s public shareholders having the right to exchange their Class A Common Stock for cash, securities, or other property subsequent to the Company’s completion of the Business Combination.

d.           Permitted Transfers. In the case of Transfer to a Permitted Transferee pursuant to Sections 10.c.i. through 10.c.vii. or with the Company’s prior written consent, these Permitted Transferees must enter into a written agreement agreeing to be bound by the terms of this Agreement, including the transfer restrictions. As used in this Agreement, “Transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities; (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash, or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y); provided further, that Section 10.a. through Section 10.c. shall not prohibit the Purchaser from effecting a Short Sale (as defined below) with securities that do not constitute “Securities” under this Agreement.

e.            Trust Account.

i.             The Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. The Purchaser hereby agrees that it has no right, title, interest, or claim of any kind in (a “Claim”) or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

ii.            The Purchaser hereby agrees that it shall have no right of set-off or any Claim to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

f.             No Short Sales. The Purchaser hereby agrees that neither it, nor any Person acting on its behalf, will engage in any Short Sales with respect to securities of the Company prior to the closing of the Business Combination. For purposes of this Section 10.f., “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps, and similar arrangements (including on a total return basis).

g.            Use of Purchaser’s Name. Neither the Company nor the Sponsor will, without the written consent of the Purchaser in each instance, use in advertising, publicity, or otherwise the name of the Purchaser or any of its affiliates, or any director, officer, or employee of the Purchaser, nor any trade name, trademark, trade device, service mark, symbol, or any abbreviation, contraction, or simulation thereof owned by the Purchaser or its affiliates or any information relating to the business or operations of the Purchaser or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Notwithstanding the foregoing, the Company may disclose (i) the Purchaser’s name and information concerning the Purchaser (A) to the extent required by law, regulation, or regulatory request, including in the Registration Statement or (B) to the Company’s lawyers, independent accountants, and to other advisors and service providers who reasonably require the Purchaser’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information, and are obligated to keep such information confidential, and (ii) the Purchaser’s name and the terms of this Agreement to the other Subscribing Parties. The Company and the Sponsor agree to provide to the Purchaser for the Purchaser’s review any disclosure in any registration statement, proxy statement, or other document in advance of the submission, filing, or disclosure of such document in connection with the transactions contemplated by this Agreement with respect to the Purchaser or any of its affiliates, and will not make any such submission, filing, or disclosure without including any revisions reasonably requested in writing by the Purchaser or to the extent the Purchaser has a good faith objection to such submission, filing or disclosure.

h.            Stock Exchange Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Common Stock and Warrants on The New York Stock Exchange (or another national securities exchange) until the third anniversary of the Business Combination Closing.

i.             PIPE Transaction. The Company hereby grants Purchaser the right, but not the obligation, to participate in up to a maximum of [__]% of the private offering of public equity of the Company to institutional investors pursuant to the terms of subscription agreements to be entered into among the subscribers and the Company, with a closing to occur substantially concurrently with the closing of the Business Combination (the “PIPE Transaction”); provided that the aggregate participation of the Subscribing Parties in the PIPE Transaction shall not exceed 30% of such transaction. Prior to the commencement of the PIPE Transaction, the Company shall deliver written notice (the “PIPE Notice”) to Purchaser specifying the expected amount of capital proposed to be raised in, and the material terms of, the PIPE Transaction, and following delivery of the PIPE Notice, the Company shall provide Purchaser with such information as Purchaser may reasonably request regarding the PIPE Transaction. Purchaser may indicate its interest in participating in the contemplated PIPE Transaction by delivering written notice of its interest (a “PIPE Purchaser Notice”) to the Company within ten (10) Business Days after receipt of the PIPE Notice (such period, the “PIPE Transaction Notice Period”). It shall be in the sole and absolute discretion of Purchaser whether to deliver a PIPE Purchaser Notice, and Purchaser is not be obligated to participate in the PIPE Transaction unless Purchaser delivers a PIPE Purchaser Notice by the end of the PIPE Transaction Notice Period. Following delivery of the PIPE Purchaser Notice, the Company and Purchaser shall negotiate the form of subscription agreement for institutional investors relating to the PIPE Transaction on terms and conditions customary for such transaction, including without limitation, representations and warranties of the Company and investors, registration rights, and closing conditions, provided that, without Purchaser’s consent, such agreement shall not include any third-party beneficiary rights on behalf of the target of the Business Combination and shall provide that the terms of such agreement for all participants in the PIPE Transaction contains terms no more favorable than Purchaser’s agreement and are acquiring the securities being offered thereunder at the same per share price as Purchaser. Neither the Sponsor nor the Company shall enter into any arrangement, agreement, side letter or other understanding containing terms relating to the PIPE Transaction that are more favorable to the counterparty or offeree than the terms offered to Purchaser before first offering such terms to Purchaser.

11.          General Provisions.

a.            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Scott D. Fisher, Steptoe & Johnson LLP, 1114 Avenue of the Americas, New York, New York 10036 or sfisher@steptoe.com, with a copy to Michael W. Zarlenga, PROOF Sponsor Management, LLC, 11911 Freedom Drive, Suite 1080, Reston, VA 20190 or michael@proof.vc. All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereto, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 11.a.

b.            No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives are responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

c.            Survival. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

d.            Entire Agreement. This Agreement, together with any other documents, instruments, and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

e.            Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

f.             Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

g.            Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

h.            Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

i.             Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law, or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

j.             Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action, or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

k.            WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

l.             Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

m.           Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

n.            Expenses. Each of the Company, the Sponsor, and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution, and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel, and accountants, except that the Sponsor will be responsible for the Purchaser’s legal fees in an amount up to $20,000. The Company shall be responsible for the fees of its transfer agent, stamp taxes, and all of The Depository Trust Company’s fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

o.            Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

p.            Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

q.            Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party hereto in accordance with the terms hereof and that such party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

r.             No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto (and their respective successors and permitted assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

s.            Confidentiality. Except as may be required by law, regulation, or applicable stock exchange listing requirements (but subject in any case to the provisions of Section 10.g. hereof), unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, employees, advisors, direct or indirect owners, agents, and representatives, in each case so long as such Person has been advised of the confidentiality obligations hereunder; provided that the Purchaser shall be liable for any breach of such confidentiality obligations by any such Person.

t.             Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the mutual written agreement of each of the parties hereto to terminate this Agreement, (b) if the actual number of Public Units offered and sold in the IPO is less than 20,000,000, then any of the Purchaser, the Company, or the Sponsor may, each in its sole discretion, terminate this Agreement upon written notice to the other parties hereto (which notice may be made by e-mail), and (c) automatically without any action by the parties if the IPO Closing has not occurred on or before December 31, 2021.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

PROOF ACQUISITION CORP I

By John C. Backus, Jr.
Its President and Chief Executive Officer

SPONSOR:

PROOF ACQUISITION SPONSOR I, LLC
By PROOF Sponsor Management, LLC
Its Manager

By John C. Backus, Jr.
Its Managing Member

[Signature Page to Subscription Agreement]

PURCHASER:

[___] By: [__]

Name:
Title:

Purchaser’s Address for Notices:

c/o BlackRock
55 East 52nd Street
New York, NY 10055
Attn: [__]

with a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street, New York, NY 10022

Attn: David Maryles and Reid Fitzgerald

Email: [__]

 [Signature Page to Subscription Agreement]

Schedule A

	Number of Subscribed Securities	Initial Purchase Price
Founder Shares	[__]	$[__]
Private Placement Warrants	[__]*	$[__]

* If the Over-allotment Option is exercised, the Purchaser agrees to purchase (i) up to an additional $[__] of Founder Shares at a price of $[__] per share (or up to [__] Founder Shares) and (ii) up to an additional $[__] of Private Placement Warrants at a price of $1.00 per warrant (or up to [__] Private Placement Warrants), in the same proportion as the amount of the Over-allotment Option that is exercised.